Exhibit C

                     JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock (par value $.001 per share) of Ventura Entertainment Group Ltd. and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement this 1st day of May, 1995.

                                   /s/ BENNETT S. SMITH
                                   ------------------------------
                                      Bennett S. Smith


                                   /s/ BRIAN W. BRADY
                                   ------------------------------
                                      Brian W. Brady


                                   RICHARD S. INCANDELA TRUST

                                   By: /s/ RICHARD S. INCANDELA
                                      ---------------------------
                                        Richard S. Incandela
                                        Co-Trustee

                                   By: /s/ SHARON SUE INCANDELA
                                      ---------------------------
                                        Sharon Sue Incandela
                                        Co-Trustee


                                   /s/ LANCE JUDD
                                   ------------------------------
                                      Lance Judd